EXHIBIT 99.3
PRIVATE AND CONFIDENTIAL
CANEUM, INC.
CONSULTING AGREEMENT
     This Consulting Agreement (“Agreement”) is entered into effective as December 31, 2006 (the “Effective Date”), by and between Caneum, Inc. United States (“Caneum”) and a Singapore entity to be formed by and on behalf of Jesper Lindorff (“Consultant”).
     Caneum desires to retain Consultant as an independent contractor to perform consulting services for Caneum, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:
     1. Term. The initial term of this Agreement shall begin on the Effective Date and be for a period up to and including 31st December, 2008 (the “Initial Term”), unless it is terminated earlier as provided herein. Beginning on the last date of the Initial Term, and on each anniversary thereafter, unless it is terminated earlier as provided herein or Caneum delivers written notice to the Contractor of its intention not to extend the Agreement at least ninety (90) days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year. The restrictive covenants in Section 9 hereof shall survive the termination of this Agreement.
     2. Independent Contractor; Benefits.
          2.1 Independent Contractor. It is the express intention of Caneum and Consultant that Consultant perform the Services (as defined below) as an independent contractor to Caneum. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of Caneum. Without limiting the generality of the foregoing, Consultant is not authorized to bind Caneum to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided herein Consultant shall be responsible for payment of its own taxes on income from this Agreement.
          2.2 Benefits. Caneum and Consultant agree that Consultant will not receive any Caneum-sponsored employee benefits from Caneum.
     3. Confidentiality.
          3.1 Definition. “Confidential Information” means any non-public confidential information that relates to the actual or anticipated business or research and development of Caneum, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Caneum’s products or services and markets therefor, customer lists and customers with whom Consultant became acquainted directly as a result of providing Services during the term of this

PRIVATE AND CONFIDENTIAL
Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by Caneum as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.
          3.2 Nonuse and Nondisclosure. Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Caneum or (ii) disclose the Confidential Information to any third party without the consent of Caneum. Consultant agrees that all Confidential Information will remain the sole property of Caneum. Consultant also agrees to take reasonable precautions to prevent unauthorized disclosure of such Confidential Information.
          3.3 Former Client Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose to Caneum any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto Caneum’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.
          3.4 Third Party Confidential Information. Consultant recognizes that Caneum has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Caneum’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes Caneum and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Caneum consistent with Caneum’s agreement with such third party.
          3.5 Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to Caneum all of Caneum’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant’s possession or control; provided, however, that Consultant may retain a copy of such materials for archival purposes.
     4. Conflicting Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such prohibitive agreement during the term of this Agreement. Consultant’s violation of this Section 4 will be considered a material breach under this Agreement.

PRIVATE AND CONFIDENTIAL
     5. Reports. Consultant also agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep Caneum advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by Caneum, prepare written reports with respect to such progress. Caneum and Consultant agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services.
     6. Location. Consultant shall provide Services at Consultant’s offices, at Caneum’s offices, or at such other places as may be mutually agreed upon by Company and Consultant.
     7. Services. During the term of this Agreement, Consultant shall, at the request of the President, the Chief Executive Officer, or the Board of Caneum, render consulting and advisory services to Caneum relating to strategic planning, corporate and product development, and general business and financial matters of Caneum or its subsidiaries, including Continuum (the “Services”). Consultant shall not be required to devote a specific number of hours under this Agreement, but the parties shall mutually determine reasonable compliance with the obligations of Consultant hereunder. Caneum agrees and acknowledges that Consultant, during the term of this Agreement and thereafter, may be engaged in other business endeavors and employed both in the same and other industries, both competitive and non-competitive with Caneum, that will require the time, ability and attention of Consultant; however, Consultant agrees to devote its best efforts to performing well all duties that Caneum may reasonably assign to Consultant from time to time during the term of this Agreement; provide further, that Consultant shall not be required to provide Services in connection with the offer or sale of securities of Caneum in a capital-raising transaction, or to provide services to directly or indirectly promote or maintain a market for the securities of Caneum.
8. Compensation.
          8.1 The Consultant’s monthly fee shall be $36,000 per year (the “Base Fee”) payable $3,000 per month, which fee shall secure Consultant’s obligation to provide Services hereunder. In addition, Caneum will cause to be provided to Consultant housing and car perquisites equivalent to prior perquisites previously provided by Caneum in India, to its consultants and employees. At no time during the term of this Agreement shall the Consultant’s base salary be decreased
          8.2 Signing Bonuses
               (i) Options. Upon execution of this Agreement by the parties hereto, Caneum shall grant to Consultant ten-year options to purchase 150,000 shares of common stock of Caneum pursuant to Caneum’s 2002 Stock Option/Stock Issuance Plan (the “Plan”), a copy of which is attached hereto and incorporated herein, subject to vesting at the rate of 1/4 of the granted options after one year and 1/48th of the granted options per month thereafter.

PRIVATE AND CONFIDENTIAL
               (ii) Stock. Upon execution of this Agreement by the parties hereto, Caneum shall issue to Consultant 343,750 shares of common stock of Caneum as a sign on bonus, of which 22,334 are hereby authorized and directed by Consultant to be issued and delivered to Saffron Capital Merchant Partners LLC (the “Finder”) to satisfy Consultant’s obligation under the letter agreement dated January 16, 2006, with the Finder (the “Finder’s Agreement”); provided that prior to delivery of such shares by Caneum, Consultant and Finder shall execute and deliver a standard investor representation form evidencing compliance with U.S. securities laws.
          8.3 Incentive Payments. Caneum shall grant to the Consultant an incentive bonus of 297,794 shares of common stock of Caneum on the first anniversary of the Effective Date of this Agreement (the “First Contingent Incentive Payment”), of which 14,890 shares are hereby authorized and directed by Consultant to be issued and delivered to Finder, and 248,162 shares of common stock of Caneum on the second anniversary of the Effective Date of this Agreement (the “Second Contingent Incentive Payment”), of which 12,408 shares are hereby authorized and directed by Consultant to be issued and delivered to Finder, which incentive bonuses shall be subject to the following terms and conditions:
               (i) Delivery of Incentive Payments. The First Contingent Incentive Payment shall be delivered immediately upon calculation of any adjustment pursuant to §8.3(ii) or (iii) below, but in no event later than thirty days following the first anniversary of the Effective Date. The Second Contingent Incentive Payment shall be delivered immediately upon calculation of any adjustment pursuant to §8.3(ii) or (iii) below, but in no event later than thirty days following the second anniversary of the Effective Date. All issuances of the shares of common stock pursuant to this section shall be made in compliance with applicable exemptions from the registration requirements under U.S. Securities Laws and qualification of the issuances under applicable foreign Securities Laws.
               (ii) Adjustment to Incentive Payments Based upon Continuum Revenues. If Continuum Systems Private Limited, a subsidiary of Caneum (hereinafter “Continuum”), fails to generate gross revenue for the twelve-month period ending December 31, 2007 (the “First Year Period”) or for the twelve-month period ending December 31, 2008 (the “Second Year Period”) equal to or greater than the gross revenue generated by Continuum during the twelve-month period ended December 31, 2006 (the “Base Period”), the number of shares of common stock of Caneum to be delivered to the Consultant for the First and Second Contingent Incentive Payments shall be proportionately reduced, whereby the number of shares to be issued to the Consultant for the First or Second Contingent Incentive Payment shall be multiplied by a factor, the numerator of which is the gross revenue for the First Year Period or the Second Year Period, as applicable, and the denominator of which is the gross revenue for the Base Period. The amount of “gross revenue” for purposes of this calculation shall include revenue generated from all existing and past Continuum customers as set forth in Annex A, attached hereto and incorporated herein (the “Customer List”), whether such revenue was received by Continuum (or the Singapore entity or entities organized to receive

PRIVATE AND CONFIDENTIAL
revenue generated by Continuum) and any Caneum customer projects completed by Continuum after December 31, 2006. On or before the close of each calendar quarter after the Effective Date through the date of the Second Contingent Incentive Payment, the Consultant shall cause Continuum to submit to Caneum a list of any new customers developed by Continuum to be added to the Customer List, which addition shall be effective on the first day of the calendar quarter following such submission. The applicable twelve-month gross revenue amount for any period relevant hereto shall be determined using U.S. Generally Accepted Accounting Principles and shall be delivered to Caneum within thirty days following the end of the Base Period, the First Year Period, and the Second Year Period, respectively. If following the audit of the financial statements of Continuum (or the Singapore entity or entities), any of Continuum, the Consultant, or Caneum reasonably determines that these unaudited amounts are incorrect, the calculations made pursuant to this paragraph shall be adjusted to reflect the applicable audited amount. If the adjusted audited amounts result in a fewer number of shares to be delivered to the Consultant, Consultant shall immediately return to Caneum the number of shares to reflect the revised number. If the adjusted audited amounts result in a greater number of shares to be delivered to the Consultant, Caneum shall immediately instruct its transfer agent to issue additional shares to reflect the revised number. If there is a downward adjustment of the Consultant’s Incentive Payments, the Finder’s stock entitlements shall be proportionately reduced.
               (iii) Adjustment to Incentive Payments upon Termination of Engagement. If this Agreement is terminated by Caneum for Cause, as defined herein, before the date of the First or Second Contingent Incentive Payment, any unpaid Incentive Payment or Payments shall be forfeited by the Consultant and Caneum shall have no obligation to issue or deliver to Consultant any of shares of Caneum common stock for any Contingent Incentive Payment payable subsequent to such termination.
               (iv) Change of Control Transaction. In the event that Caneum or Continuum is subject to a Change of Control, as defined below, after the date of this Agreement and prior to the date of the First or Second Contingent Incentive Payment, and the surviving entity does not assume this Agreements, then, subject to any adjustments made pursuant to this §8.3, any unpaid Incentive Payment shall be paid to the Consultant three days prior to the applicable Change of Control. For purposes of this provision, “Change of Control” shall mean: (a) a sale or other disposition of all or any significant portion of the assets of Caneum or Continuum (other than any such sale or other disposition to Caneum or an Affiliate of Caneum); (b) a merger or consolidation in which Caneum is not the surviving entity and in which the shareholders of Caneum immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction; (c) a reverse merger in which Caneum is the surviving entity but the shares of Caneum’s capital stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which the stockholders of Caneum immediately prior to such reverse merger own less than fifty percent (50%) of Caneum’s voting power immediately after the transaction; (d) an acquisition by any person, entity or group (excluding any entity controlled by Caneum) of securities of Caneum representing at least fifty percent (50%) of the voting power entitled

PRIVATE AND CONFIDENTIAL
to vote in the election of directors of Caneum; (e) any transaction pursuant to which Continuum’s capital stock ceases to be majority owned, directly or indirectly, by Caneum (other than any such transaction in which Continuum is merged with and into Caneum or an Affiliate of Caneum); and (f) any liquidation, dissolution or winding up of Caneum or Continuum (other than any such liquidation, dissolution or winding up of Continuum in connection with Continuum’s merger with and into Caneum or an Affiliate of Caneum).
               (v) Arbitration of Disputes Relating to the Incentive Payments. Any controversy, dispute or claim arising out of or relating to this §8.3 or breach thereof shall first be settled through good faith negotiation. If the dispute cannot be settled through negotiation, the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS. If the parties are unsuccessful at resolving the dispute through mediation, the parties agree to binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures. Any such arbitration shall be held in Orange County, California. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of the arbitrator and the administrative fee of JAMS. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing Buyer and the Seller an opportunity, adequate in the sole judgment of the arbitrator to discover relevant information from the opposing Parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any indemnification claim or as to any other matter under this §8.3 shall be final, binding and conclusive upon the parties. All such decisions shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator. All payments required by the arbitrator shall be made within thirty days after the decision of the arbitrator is rendered. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Caneum shall pay the reasonable travel costs and legal fees for the Contractor to attend the arbitration hearing or hearings pursuant to this §8.3 in the event that Caneum or Caneum shall refuse to issue or deliver the shares of common stock pursuant to this §8.3.
     9. Termination.
          9.1 Survival. Section 3 (Confidentiality), Section 8.2 and 8.3 (Signing Bonuses and Incentive Payments), Section 10 (Mitigation and Offset), Section 12 (Legal Expenses), and Section 13 (Indemnification) will survive termination of this Agreement.
          9.2 Termination Due To Death. The Consultant’s service and this Agreement shall terminate immediately upon Jesper Lindorff’s death. If the Consultant’s service is terminated due to Mr. Lindorff’s death, Consultant shall be entitled to (i) payment of any due but unpaid portion of the Base Fee through the date of such termination and (ii) a pro rata number of the total shares issuable pursuant to §8.3 above

PRIVATE AND CONFIDENTIAL
based upon the percentage of the Initial Term served prior to the date of such termination (for example, if Consultant serves 120 days of the Initial Term, Consultant would receive 120/730ths, or approximately 16%, of the total shares issuable under §8.3, or if Consultant serves 420 days of the Initial Term, Consultant would receive all of the shares issuable in the First Contingent Incentive Payment and 55/365ths, or approximately 15%, of the shares issuable in the Second Contingent Incentive Payment) and (iii) exercise the options pursuant to clause 8.2 hereof within 12 months thereafter.
     9.3 Termination Due To Disability. Caneum may terminate the Consultant’s service at any time if Jesper Lindorff becomes disabled, upon written notice by Caneum to the Consultant. For all purposes under this Agreement, “Disability” shall mean that the Consultant, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Consultant’s incapacity due to physical or mental illness. If the Consultant’s service is terminated due to his disability, Consultant shall be entitled to (i) payment of any due but unpaid portion of the Base Fee through the date of such termination and (ii) a pro rata number of the total shares issuable pursuant to §8.3 above based upon the percentage of the Initial Term served prior to the date of such termination
     9.4 Termination For Cause.
     Caneum may terminate the Consultant’s Services at any time for Cause, provided that Caneum gives written notice of termination to the Consultant as set forth below. If the Consultant’s service is terminated for Cause, as defined below, Consultant shall be entitled to payment of any due but unpaid portion of the Base Fee through the date of such termination. For purposes of this Agreement, a termination for “Cause” shall mean: (1) the final conviction of the Consultant of, or the entry of a plea of guilty or nolo contendere by the Consultant to, any felony involving moral turpitude; (2) the final conviction of the Consultant of, or the entry of a plea of guilty or nolo contendere by the Consultant to any fraud, misappropriation or embezzlement by the Consultant; (3) the Consultant’s willful failure or gross misconduct in the performance of Services; or (4) the breach by the Consultant of any material term of this Agreement.
     If Caneum exercises its right to terminate the Consultant for Cause, Caneum shall: (1) give the Consultant written notice of termination at least thirty (30) days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Consultant a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to the Consultant and an opportunity for the Consultant to be heard in person by members of the Board, finding that the Consultant has engaged in such conduct.
     9.5 Voluntary Termination. If the Consultant voluntarily terminates its service on its own initiative for reasons other than Mr. Lindorff’s death, disability, or constructive termination without cause, Consultant shall be entitled to (i) payment of any due but unpaid portion of the Base Fee through the date of such termination and (ii) a pro rata number of the total shares issuable pursuant to §8.3 above based upon the percentage

PRIVATE AND CONFIDENTIAL
of the Initial Term served prior to the date of such termination. Consultant may voluntarily resign its service and terminate the Agreement at any time by providing fifteen (15) days notice to Caneum.
     9.6 Constructive Termination Without Cause. In case of Constructive Termination without Cause, the Consultant shall be entitled to (i) payment of any due but unpaid portion of the Base Fee through the date of such termination and (ii) a pro rata number of the total shares issuable pursuant to §8.3 above based upon the percentage of the Initial Term served prior to the date of such termination.
     For purposes of this Agreement, “Constructive Termination Without Cause” shall mean a termination of the Consultant at its own initiative following the occurrence, without the Consultant’s prior written consent, of the following event not on account of Cause:
(1) the failure of Caneum to obtain an assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of Caneum within forty-five (45) days after a merger, consolidation, sale or similar transaction in accordance with clause 13 hereof.
     10. Mitigation And Offset. If the Consultant’s service is terminated during the term of this Agreement pursuant to the provisions of Section 9.6 (Constructive Termination without Cause), above, the Consultant shall be under no duty or obligation to seek or accept other employment or services, and no payment or benefits of any kind due Consultant under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment or services. The obligation of Caneum to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that Caneum may assert, or due to any other employment or source of income obtained by the Consultant.
     11. Entitlement To Other Benefits. Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Consultant, Consultant’s spouse or domestic partner, dependents or beneficiaries may have pursuant to any other benefits plans or programs.
     12. Indemnification. Caneum agrees that if the Consultant is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that the Consultant is or was a consultant, agent or representative of Caneum, or is or was serving at the request of Caneum as a member, consultant, agent or representative of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to benefit plans, whether or not the basis of such Proceeding is the Consultant’s alleged action in an official capacity while serving as a member, consultant, representative or agent, the Consultant shall be Indemnified and held harmless by Caneum to the fullest extent permitted or authorized by Caneum’s articles of

PRIVATE AND CONFIDENTIAL
incorporation and bylaws. To the extent consistent with the foregoing, this obligation to indemnify the Consultant and hold Consultant harmless shall continue even if he has ceased to be a member, consultant , representative or agent of Caneum or other such entity described above, and shall inure to the benefit of the Consultant’s successors. Caneum shall advance to the Consultant all reasonable costs and expenses incurred by Consultant in connection with a Proceeding within ten (10) days after receipt by Caneum of a written request for such advance. Such request shall include an undertaking by the Consultant to repay the amount of such advance if it shall ultimately be determined by a final court of law having jurisdiction, that the Consultant is not entitled to be indemnified against such costs and expenses.
     Neither the failure of Caneum (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Consultant under the paragraph above that indemnification of the Consultant is proper because Consultant has met the applicable standards of conduct, nor a determination by Caneum (including its Board, independent legal counsel or stockholders) that the Consultant has not met such applicable standards of conduct, shall create a presumption that the Consultant has not met the applicable standards of conduct.
     Consultant understands and acknowledges that Caneum may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of Caneum’s right under public policy to indemnify Consultant.
     13. Assignability And Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legal representatives (in the case of the Consultant) and permitted assigns. No rights or obligations may be assigned or transferred by Caneum except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which Caneum is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of Caneum, provided that the assignee or transferee is the successor to all or substantially all of the assets of Caneum and such assignee or transferee assumes the liabilities, obligations, and duties of Caneum, as contained in this Agreement, either contractually or as a matter of law and provided that Consultant agrees to such assignment. Caneum further agrees, that in the event of a sale of assets or liquidation as described in the foregoing sentence, it shall take whatever action it is legally entitled to take in order to Cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of Caneum under this Agreement. Notwithstanding any such assignment, Caneum shall not be relieved from liability under this Agreement. No rights or obligations of the Consultant under this Agreement may be assigned or transferred by the Consultant other than Consultant’s right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.
     14. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the

PRIVATE AND CONFIDENTIAL
case of delivery by nationally recognized overnight delivery service, when delivered, addressed as follows:

If to Caneum, to:

170 Newport Center Drive
Suite 210
Newport Beach, CA 92660

With a copy (which shall not constitute notice) to:

Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095

If to the Consultant, to:

or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.
     15. Amendment. This agreement may be amended or modified only by a written instrument executed by both Caneum and the Consultant.
     16. Pronouns. Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.
     17. Captions. The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.
     18. Time. All reference herein to periods of days are to calendar days, unless expressly provided otherwise. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.
     19. Entire Agreement. This Agreement constitutes the entire agreement between Caneum and the Consultant and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.
     20. Severability. In case any provision hereof shall be held by a court or arbitrator with jurisdiction over Caneum or the Consultant to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of Caneum and the Consultant in accordance with applicable law,

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and the validity, legality, and enforceability of the remaining provisions shall in not way be affected or impaired thereby.
     21. Waiver. No delays or omission by Caneum or the Consultant in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by Caneum or the Consultant or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
     22. Arbitration. Except as provided in 8.3, any controversy, dispute or claim arising out of or relating to this Agreement or breach thereof shall first be settled through good faith negotiation. If the dispute cannot be settled through negotiation within [30] days of the controversy, dispute or claim arising, the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS upon a reference being made within [ 15 ] days of the expiry of the aforesaid period of [30] days. If the parties are unsuccessful at resolving the dispute through mediation within [ 45 ] days of reference of the dispute to mediation, the parties agree to binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures. Any such arbitration shall be held in Orange County, California. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of the arbitrator and the administrative fee of JAMS. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrator to discover relevant information from the opposing Parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any indemnification claim in any Indemnification Demand or as to any other matter under this Agreement shall be subject to the limitations set forth in this Agreement and final, binding and conclusive upon the Parties. All such decisions shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator. All payments required by the arbitrator shall be made within thirty days after the decision of the arbitrator is rendered. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.
     23. Governing Law/Jurisdiction. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of California, U.S.A, and shall be subject to the jurisdiction of the courts at Orange County.
     24. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both Caneum and the Contractor and their respective successors, heirs, legal representatives.

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     25. Withholding. Caneum may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Consultant shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.
     26. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     27. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.
     IN WITNESS WHEREOF, Company and the Consultant have executed this Agreement effective as of the day and year first written above.

CANEUM:	CANEUM, INC.

Date: December 31st, 2006	By:	/s/ Suki Mudan

	Name:	Suki Mudan
	Title:	President

CONSULTANT:
/s/ Jesper Lindorff
Jesper Lindorff
Date: December 31st, 2006		For Singapore Entity Promoter